Exhibit 99.1

BioDelivery Sciences Appoints Scott Plesha to President

RALEIGH, NC – December 20, 2017 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI) announced the appointment of Scott Plesha, currently Senior Vice President of Sales and Marketing at BDSI, to the role of President, effective January 2, 2018. This coincides with the previously announced retirement of Dr. Mark A. Sirgo from his day-to-day role as President and Chief Executive Officer and his continuation as Vice Chairman of the Board of Directors. BDSI continues its search for a new Chief Executive Officer and anticipates an announcement regarding that executive role early next year, once the appropriate candidate is identified. Besides his new responsibilities, Mr. Plesha will continue to directly oversee the Sales and Marketing functions.

“Along with the Board of Directors, I want to congratulate Scott on this well-deserved promotion and associated expanded responsibilities. As he did at Salix Pharmaceuticals prior to joining BDSI, Scott has created an outstanding commercial organization as reflected in the success BDSI is experiencing behind BELBUCA,” said Dr. Sirgo. “BDSI will benefit from Scott’s leadership skills in this expanded role. We are also looking forward to completing our ongoing CEO search early next year once the appropriate candidate is identified. Scott’s appointment, and my support behind his efforts as I make my transition to the Board, gives BDSI time to identify the best person to lead BDSI. We have had a successful year with BELBUCA and are excited about the opportunities we have in front of us as we look to continue to grow BDSI and shareholder value into 2018.”

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain and opioid dependence. BDSI’s headquarters is in Raleigh, North Carolina.

For more information, please visit or follow us:

Internet:	www.bdsi.com

Facebook:	Facebook.com/BioDeliverySI

Twitter:	@BioDeliverySI

BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) and BELBUCA® (buprenorphine) buccal film (CIII) are marketed in the U.S. by BioDelivery Sciences. For full prescribing information and important safety information on BDSI products please visit www.bdsi.com where BDSI promptly posts press releases, SEC filings and other important information or contact BDSI at (800) 469-0261. For full prescribing and safety information on BELBUCA, please visit www.belbuca.com and for full prescribing and safety information on BUNAVAIL, please visit www.bunavail.com.

Cautionary Note on Forward-Looking Statements

This press release and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the performance of BDSI’s officer as described herein and effectiveness of BDSI’s search for a new Chief Executive Officer as described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control). BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS®, BUNAVAIL® and BELBUCA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences, BUNAVAIL and BELBUCA logos are trademarks owned by BioDelivery Sciences International, Inc. All other trademarks and tradenames are owned by their respective owners.

© 2017 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Investors:

Al Medwar

Senior Vice President, Corporate and Business Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com